Exhibit 10.13

AGREEMENT FOR SUPPLY OF GOODS TO

SA SA COSMETIC COMPANY LIMITED

Agreement made between:

(1)	EMP Solution Sdn. Bhd. of 21, Jalan 15/23, Tiong Nam Industry Park, 40200 Shah Alam, Selangor, Malaysia (“Supplier”); and

(2)	Sa Sa Cosmetic Company Limited of 8/F, Block B, MP Industrial Centre, 18 Ka Yip Street, Chai Wan, Hong Kong (“Sa Sa”).

Supplier agrees to sell and Sa Sa agrees to buy goods from the Supplier on the following terms and conditions:

Special Terms and Conditions [please put a “X” in the appropriate box]

Purchase Orders	Sa Sa may from time to time place written orders (each written order a “PO”) with the Supplier for the purchase of goods of such description and for such quantity as specified in each PO. The PO, once confirmed by the Supplier, shall constitute a contract for the sale and purchase of goods on the terms of this Agreement, which terms shall be incorporated into each PO.

Territory	The goods may be sold in the following territory:

☒	Hong Kong and Macau

☒	including on-line platforms operated by Sa Sa or any other subsidiary of Sa Sa’s holding company

Exclusivity	The Supplier hereby appoints Sa Sa as its exclusive distributor to market, promote and sell the goods in the Territory. The Supplier undertakes not to sell the goods to any other person or entity in the Territory, or appoint any other person or entity to market, promote, distribute or sell the goods in the Territory.

Term	The term of this Agreement shall be three (3) years effective from the date of the first PO issued by Sa Sa, which term shall be automatically renewed on consecutive terms of three (3) years each on the same terms and conditions contained herein unless one party gives to the other party 90 days’ written notice in advance that it wishes to terminate the same.

Delivery date	Delivery date shall be as specified in each PO.

Delivery term	CIF, Malaysia

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AGREEMENT FOR SUPPLY OF GOODS TO

SA SA COSMETIC COMPANY LIMITED

Price

The price for the goods shall be agreed and set out in the PO.

Product detail in Appendix A

All prices quoted shall remain effective for at least 12 months from the date of first order. The Supplier must give at least 30 days written notice in advance to Sa Sa if it wishes to increase the price.

Payment	50% prepayment, Balance 50% within fourteen (14) days upon the release of the Bill of Lading (“BL”) at the Port of Destination.

Currency used: HKD

Tester and sample	☒ Supplier must provide reasonable amount of testers and/or samples to Sa Sa at no extra cost. ☒ Supplier must provide POSM equivalent in value to _5__% of Sa Sa’s purchase.

Incentive	10% BC commission on sell out, based on monthly basis

Returnable goods

Sa Sa may unconditionally return any goods to the Supplier in exchange for other goods or for a refund at any time.

In the event Sa Sa exercises its right to return any goods, the Supplier shall, within one month from the date of receipt of a written notice from Sa Sa, collect the goods to be returned as specified in the written notice, failing which Sa Sa shall be entitled to charge a storage fee for each uncollected item at 3% of the retail price per day, from the date the goods ought to have been collected to the date of actual collection. Any goods not collected within 45 days may be disposed of by Sa Sa.

Regardless of whether the goods are actually collected by the Supplier, the Supplier shall, within 14 days from the date of receipt of Sa Sa’s written notice of the goods to be returned, replace the goods, refund the price, or, if agreed by Sa Sa, provide a credit note for the price to Sa Sa. All monies payable by the Supplier under this clause shall be deemed a debt owed by the Supplier to Sa Sa and Sa Sa shall be entitled to set off any liability of the Supplier to Sa Sa against any liability of Sa Sa to the Supplier.

Order of precedence

This Agreement comprised the following documents and together constitutes the entire agreement between the parties. In the event of a conflict or inconsistency between the documents, the order of precedence shall be as follows:

(i)	the Purchase Order (PO);

(ii)	the Special Terms and Conditions; and

(iii)	the General Terms and Conditions.

Rights of third parties	The parties expressly agree that, pursuant to the Contracts (Rights of Third Parties) Ordinance (Cap 623), they intend to confer the benefit under this Agreement on Sa Sa dot Com Limited (a subsidiary of Sa Sa’s holding company) who is entitled to enforce the terms set out herein. Save as aforesaid, no party other than the parties to this Agreement shall have any right to enforce any terms of this Agreement. For the avoidance of doubt, the rights of the parties to terminate, rescind or agree any variation, waiver or settlement under this Agreement are not subject to the consent of Sa Sa dot Corn Limited.

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AGREEMENT FOR SUPPLY OF GOODS TO

SA SA COSMETIC COMPANY LIMITED

Duly authorized and signed		Duly authorized and signed
for and on behalf of		for and on behalf of
EMP Solution Sdn. Bhd.		Sa Sa Cosmetic Company Limited

	/s/ Yeoh Chee Wei		/s/ Peter Law
Name:	Yeoh Chee Wei	Name:	Peter Law
Position:	Chief Operating Officer	Position:	Senior Vice President
Date:	May 16, 2024	Date:	May 16, 2024

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AGREEMENT FOR SUPPLY OF GOODS TO

SA SA COSMETIC COMPANY LIMITED

Appendix A

Product list

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AGREEMENT FOR SUPPLY OF GOODS TO

SA SA COSMETIC COMPANY LIMITED

Appendix A

Product list

Standard item: Margin 65%

EMPRO SPACELIFT FACE BOOSTER, N/A, 100ML

EMPRO SPACELIFT FACE BOOSTER, N/A, 30ML

Bundle/ Special pack: Margin 55%

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GENERAL TERMS AND CONDITIONS

FOR SUPPLY OF GOODS TO

SASA COSMETIC COMPANY LIMITED (“SA SA”)

General Terms and Conditions (T&C)

1.	T&C. These T&C apply to all sales of goods to Sa Sa and are deemed to have been accepted once the order placed by Sa Sa is accepted by the Supplier.

2.	Quality and Fitness. The Supplier undertakes in favour of Sa Sa that all goods supplied to Sa Sa must (a) be free from defects and be of merchantable quality; (b) correspond with the description of the goods and any specifications given for the goods and, where samples have been shown to Sa Sa, correspond with the samples; (c) be fit for the purpose for which they are supplied.

3.	Shelf-life. All cosmetic products supplied by the Supplier must have a remaining shelf life of at least thirty (30) months upon delivery and must not have been manufactured more than six (6) months prior to delivery. The Supplier must provide information to Sa Sa to enable the manufactured date or expiry date of the goods to be ascertained unless it is already printed on the product labels or packaging. Products with more than one manufactured or expiry date or with manufactured or expiry date that has been altered will be treated as defective.

4.	Representations and Warranties. The Supplier represents and warrants that: (a) all information supplied and any claims on the benefits, performance or effectiveness of the goods are true and accurate and without material omissions; (b) the goods comply with all relevant requirements having the force of law which may be in force in the jurisdictions where the goods will be sold. Where the goods are for use upon the human body or for human consumption, the Supplier represents and warrants that the goods do not contain any substance or ingredients rendering them unsuitable for their purpose and that they comply with all relevant requirements relating to their sale and composition and, where applicable, the labelling of the goods.

5.	Provision of Information. The Supplier undertakes to provide further information promptly upon request to enable Sa Sa to fulfil its obligations under the relevant regulations governing the sale of the goods.

6.	Third Party and Intellectual Property Rights. The Suppliers represents and warrants that: (a) it has the right to sell the goods; (b) such sale does not infringe upon any intellectual property or other rights of any third parties.

7.	Trade Mark Licensing. Where the Supplier is the registered owner or licensee of any trademarks used in relating to the goods, the Supplier hereby grants to Sa Sa a non-exclusive and sub-licensable licence to use such trademarks in connection with the sale, promotion and advertising of the goods.

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GENERAL TERMS AND CONDITIONS

FOR SUPPLY OF GOODS TO

SASA COSMETIC COMPANY LIMITED (“SA SA”)

8.	Right to Reject. Without prejudice to any other remedy Sa Sa may have in law, Sa Sa may reject the goods which do not conform with any terms herein contained. Any goods rejected must be replaced at the Supplier’s expense; alternatively, Sa Sa may cancel its order and return all goods covered by the particular order to which the nonconformity relates at the Supplier’s expense. Sa Sa’s signature, given on any delivery note, or other documentation, presented for signature in connection with the delivery of the goods, is evidence only of the number of packages received. In particular, it is no evidence that the correct quantity of goods has been delivered, or that the goods delivered are in good condition.

9.	Delivery of Wrong Quantity. If Supplier delivers in excess of the quantity ordered, Sa Sa shall not be bound to accept or pay for the excess and any excess will be returned to the Supplier at the Supplier’s own risk and expense. If Supplier delivers less than the quantity ordered, Sa Sa may reject the goods and cancel the corresponding order; but if Sa Sa accepts delivery, the Supplier agrees to, in accordance with Sa Sa’s instructions: (a) revise the invoice to reflect the correct quantity delivered; (b) issue a credit note to Sa Sa for the difference between the quantity ordered and the quantity delivered; or (c) deliver the short-shipped quantity to Sa Sa within a reasonable time after Sa Sa has informed the Supplier of the short shipment.

10.	Title and Risk. Title and risk in the goods shall pass to Sa Sa upon delivery. Such passing of title and risk shall be without prejudice to any right of rejection that Sa Sa may have.

11.	ASEAN Cosmetic Directive. If any goods are to be sold in any Member States of the Association of Southeast Asian Nations, the Supplier warrants that such goods shall comply and conform with the provisions and requirements of the ASEAN Cosmetic Directive including those relating to safety, labelling, products claims, ingredients, products information and record keeping. The Supplier undertakes to provide Sa Sa with all information, record and assistance to enable Sa Sa to place the goods in the market and to fulfill Sa Sa’s obligations under the ASEAN Cosmetic Directive.

12.	Indemnity. The Supplier shall indemnify and keep Sa Sa and its affiliated companies and their respective directors, officers, employees and agents harmless from all liabilities, costs, claims, losses and proceedings resulting from any action arising from a breach of any terms contained herein, including any claims arising from product liability.

13.	Confidentiality. The Supplier shall keep confidential and shall not without the prior written consent of Sa Sa disclose to any third party any proprietary or non-public information given by Sa Sa or which was known to the Supplier through its dealing with Sa Sa as a supplier.

14.	Governing Law and Jurisdiction. This agreement shall be governed in all respects by the laws of the Hong Kong Special Administrative Region and the parties agree to submit to the non-exclusive jurisdiction of the courts of the Hong Kong Special Administrative Region.

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